Exhibit 99.1

Selected Financial Information of Forestar Group Inc.

Forestar Financial Information

as presented in the Segment Information tables

in D.R. Horton’s Q2 FY 2018 press release issued 4/26/18

March 31, 2018
Assets
Cash and cash equivalents	$436.4
Restricted cash	40.0
Residential land and lot inventories - developed and under development	261.7
Investment in unconsolidated entities	17.3
Deferred income taxes	1.4
Property and equipment, net	1.8
Other assets	22.5

$781.1

Liabilities
Accounts payable	$2.1
Accrued expenses and other liabilities	59.2
Notes payable	109.8

$171.1

	For the three months ended March 31, 2018	For the Period from October 5, 2017 to March 31, 2018
Revenues	$22.6	$53.5
Cost of sales	16.2	35.5
Selling, general and administrative expense	5.6	19.1
Equity in earnings of unconsolidated entities	(1.5)	(9.1)
Gain on sale of assets	(2.7)	(2.7)
Interest expense	2.1	4.2
Other (income) expense	(1.7)	(2.2)

Income before income taxes	$4.6	$8.7

Summary Cash Flow Information:
Cash used in operating activities		$(150.2)